Exhibit 10.3

LM FUNDING AMERICA, INC.
STOCK OPTION CANCELLATION AGREEMENT

THIS STOCK OPTION CANCELLATION AGREEMENT (this “Agreement”), is made effective as of November 18, 2022, between LM Funding America, Inc., a Delaware corporation (the “Company”), and ________ (the “Employee”).

WHEREAS, the Employee believes that it is in the best interest of the Company and its shareholders to voluntarily cancel the existing Company stock option held by Employee set forth on Exhibit A hereto (the “Cancelled Option”) that has relatively low incentive or retention value at this time so that additional shares can become available for grant in the future under the Company’s 2021 Omnibus Incentive Plan (the “Plan”), which the Company may use for future equity grants to Company personnel in order to recruit, retain and motivate such personnel; and

WHEREAS, the Company is relying on the Employee’s surrender and cancellation of the Cancelled Option in making administrative determinations regarding the Plan.

NOW THEREFORE, the parties hereby agree as follows:

1.
Cancellation of Outstanding Option. The Employee hereby surrenders the Cancelled Option for cancellation, and the Company hereby accepts such surrender and cancellation. By execution of this Agreement, the parties have taken all steps necessary to cancel the Cancelled Option.
2.
No Expectation or Obligation. The Company and Employee acknowledge and agree that the surrender and cancellation of the Cancelled Option described herein shall be without any expectation of the Employee to receive, and without imposing any obligation on the Company to pay or grant, any cash, equity awards or other consideration presently or in the future in regard to the cancellation of the Cancelled Option.
3.
Reliance. The Employee acknowledges and agrees that the Company is relying on the provisions of Section 1 and 2 herein in connection with administration of the Plan, including without limitation determinations regarding the nature of future grants under the Plan.
4.
Miscellaneous. This Agreement contains all of the understanding between the Company and Employee concerning the cancellation of the option. The Company and Employee have made no promises, agreements, conditions, or understanding relating to this subject matter, either orally or in writing, that are not included in this Agreement. This Agreement may be executed in counterparty, each of which when signed by the Company and Employee will be deemed an original and all of which together will be deemed the dame agreement. This Agreement shall be governed and construed exclusively in accordance with the laws of the State of Delaware applicable.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the date first set forth above.

LM FUNDING AMERICA, INC.

By:

Name:

Title:

Agreed and acknowledged as
of the date set forth below:

Name of Employee

Exhibit A

Description of Cancelled Option

Name	Grant Date	Number of Option Shares	Exercise Price